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                                                                   EXHIBIT 23.3

                                  [LETTERHEAD]

July 16, 2001

         I hereby consent to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as the expert mining engineer for the registrant, Tari, Inc.

Sincerely,


/s/ Edward P. Jucevic
Edward P. Jucevic, P.E.